Exhibit 10

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is entered into on December 30, 2008, by and between Ted Cooper, an Individual (“Lender”), and Desert Mining, Inc., a Nevada corporation (the “Company”).

R E C I T A L S

WHEREAS, Lender is the holder of a Convertible Promissory Note, dated as of October 19, 2004, by and between the Company, in the aggregate principal amount of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00),  (together with all accrued and unpaid interest thereon, the “Promissory Note”); and

WHEREAS, the Company has proposed to issue to Lender shares of the Common Stock, par value $0.001 per share, of the Company (“Common Stock”) at a price of $0.17 per share in exchange for payment in full of the Promissory Note.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Conversion of Promissory Note. In consideration of the issuance of the Shares (as defined below) by the Company to Lender, Lender hereby accepts such Shares as payment in full of the Promissory Note as of the date hereof and, in full and complete satisfaction of the Company’s obligations for all amounts due Lender with respect to the Promissory Note (including principal, interest and fees), the Company shall issue to Lender Six Million Four Hundred Eighty-Six Thousand Six Hundred Thirteen (6,486,613) shares of Common Stock (the “Shares”).

2. Representations and Warranties of Lender. Lender hereby represents and warrants to the Company as follows:

(a) Title; Status. (i) Lender is the sole legal and beneficial owner of the Promissory Note and has good and marketable title to the Promissory Note and (ii) the Promissory Note is free of any lien, adverse claim, encumbrance, defense, right of set-off, demand or defect whatsoever, except for claims arising under this Agreement.

(b) Authorization. Lender has full power and authority to enter into this Agreement. All action on the part of Lender for the authorization, execution and delivery of this Agreement have been taken. This Agreement constitutes a valid and legally binding obligation of Lender, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) No Violation. The execution and delivery of this Agreement by Lender, the consummation of the transactions contemplated hereby and the performance by Lender of its obligations hereunder will not: (i) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, any agreement to which Lender is a party; or (ii) violate any order, writ, judgment, injunction, decree, statute, law, rule, regulation or ordinance of any Governmental Authority applicable to Lender.

(d) Acquisition Entirely for Own Account. Lender is acquiring the Shares for its own account, for investment purposes and not with a view to the resale or distribution of any part thereof except in compliance with the Securities Act of 1933, as amended (the “Securities Act”). Lender will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Shares, except in compliance with the Securities Act.

(e) Investment Experience. Lender represents that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Lender acknowledges that it can bear the economic risk of its investment (including a total loss of such investment) and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

(f) Restricted Securities. Lender understands that the Shares it is acquiring are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, Lender represents that it is familiar with Rule 144 of the Securities Act (“Rule 144”) as currently in effect and understands the resale limitations imposed thereby and by the Securities Act. Lender understands that no public market currently exists for the Common Stock of the Company and that there are no assurances that any such market will be created.

(g) Legends. It is understood that the certificate(s) evidencing the Shares shall bear a legend substantially in the form set forth below:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(h) Sophisticated Party. Lender (i) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the conversion of the Promissory Note, (ii) is represented by an attorney of its choice in connection with this transaction, and (iii) has independently and without reliance upon the Company, and based on such information as Lender has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Lender has relied upon the Company’s express representations, warranties, and covenants in this Agreement. Lender acknowledges that the Company has not given Lender any investment advice, credit information, or opinion on whether the conversion of the Promissory Note is prudent.

Lender further acknowledges that (i) the Company currently has information with respect to the Company and its affiliates that is not known to Lender and that may be material to a decision to conversion of the Promissory including, without limitation, material nonpublic information relating to strategic transactions, financial condition and results of operation of the Company or any of its affiliates (“Lender Excluded Information”), (ii) Lender has determined to convert the Promissory Note notwithstanding its lack of knowledge of the Lender Excluded Information and (iii) the Company shall have no liability to Lender, and Lender waives and releases any claims that it may have against the Company or any of the Company’s affiliates whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Lender Excluded Information in connection with the transactions contemplated hereby; provided, however, that the Lender Excluded Information shall not and does not affect the truth or accuracy of the Company’s representations or warranties in this Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Lender as follows:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own its property and to carry on its business as now being conduced and as currently contemplated to be conducted. The Company has the power to execute and deliver this Agreement, to issue and deliver the Shares and to carry out the provisions of this Agreement.

(b) Shares. The Shares, when issued in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances or other restrictions on transfer caused or created by the Company, except for restrictions on transfer under applicable state and federal securities laws.

(c) Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement; the performance of all obligations of the Company hereunder; and the authorization, issuance and delivery of the Shares being issued hereunder, have been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors, rights and remedies generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). Subject to the truth and accuracy of Lender’s representations set forth in Section 3 of this Agreement, the offer and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws.

(d) No Violation. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder, including, without limitation, the issuance and delivery of the Shares, will not: (i) violate or result in any breach of any provision of the certificate of incorporation or bylaws of the Company; (ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, any agreement to which the Company is a party; or (iii) violate any order, writ, judgment, injunction, decree, statute, law, rule, regulation or ordinance of any Governmental Authority applicable to the Company.

(e) No Consents or Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, (i) any federal, state or local governmental authority, or (ii) any individual, corporation or any other person or entity, on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or in connection with the performance by the Company of any of its obligations hereunder, including, but not limited to, the valid offer, issuance and delivery of the Shares.

5. Further Assurances. Each of the parties agrees promptly upon request to execute and deliver such further documents or instruments as may be reasonably necessary or desirable to effectuate or evidence the transactions contemplated by this Agreement.

6. Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of each of the parties and neither this Agreement nor any of the rights, interests or obligations hereunder may or will be assigned by either party without the prior written consent of the other party.

7. Entire Agreement. This Agreement contains the entire agreement by the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto.

8. Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

if to Lender, to:

Ted Cooper

138 Smith Ranch Court

Los Gatos, CA  95032

if to the Company, to:

Desert Mining, Inc.

4328 Hwy. 66

Longmont, CO 80504

Attn: Gabriel Holt, President

with a copy, which shall not constitute notice, to:

Cletha A. Walstrand, Esq.

1322 Pachua

Ivins, UT 84738

Fax No.:  435-688-7318

9. Expenses. Each party hereto shall bear such party’s own costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby.

10. Severability; Headings. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

11. Amendments; Waivers. This Agreement may be amended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by each of the parties. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

12. Law and Forum. This Agreement shall be construed and interpreted according to the internal laws of the State of Nevada, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the matters contemplated hereby may only be brought in the United States District Court sitting in Denver, Colorado (or, if jurisdiction is there lacking, in a state court of competent jurisdiction in the State of Nevada). Each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate court therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, actions or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

13. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

DESERT MINING, INC.

By:	/s/ Gabriel Holt
Name:	Gabriel Holt
Title:	President

TED COOPER

By:	/s/ Ted Cooper
Name:	Ted Cooper
Title:	An Individual

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